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Exhibit (c)(iv)

EXCO Resources, Inc.

JOHN S. HEROLD, INC.
OIL AND GAS PROPERTY APPRAISAL EVALUATION

FEBRUARY, 2003

JOHN S. HEROLD, INC.

Norwalk Connecticut 14 Westport Avenue Norwalk, CT 06851 Tel: (203) 847-3344 Fax: (203) 847-5566	8552 Katy Freeway, Suite 310 Houston, TX 77024 Tel: (713) 973-9222 Fax: (713) 973-9221

TABLE OF CONTENTS

A.	Introduction		2
B.	Description of Operations		4
C.	Discounted Cash Flow Analysis		5
D.	Implied M&A Transaction Valuation		9
E.	JSH Conclusion		15
F.	Appendices
	1.	DCF Summaries—US and Canada	17
	2.	Comparable M&A Transactions	23
	3.	Supplemental Information: Implied M&A Transaction Valuation—SEC Case	29

INTRODUCTION

        At the request of Cerberus Capital Management LP ("Cerberus"), John S. Herold, Inc. ("Herold") has completed the accompanying Valuation Report on the oil and gas assets of EXCO Corporation ("EXCO") as of January 1, 2003 using: (1) discounted cash flow analyses of EXCO's operations and (2) an implied market value analysis based on M&A market transactions for oil and gas properties purchased and sold in the primary operating areas of EXCO. At the request of Cerberus, Herold has limited the scope of its valuation to the oil and gas assets of EXCO and excludes an assessment of environmental issues. In connection with our work Herold: reviewed materials provided by EXCO, reviewed recent SEC filings of EXCO, had discussions and meetings with EXCO management, reviewed various offering brochures prepared by EXCO and reviewed various analyses prepared by EXCO management. In addition, Herold discussed with Lee Keeling and Associates their July 1, 2002 mid year update of the Company's reserves and discussed their progress on completing the Company's year end 2002 reserve report. Herold also reviewed with Huddleston their review and adjustments to EXCO's January 1, 2003 rollforward of its reserve estimates. The Company provided its January 1, 2003 reserve estimates to Herold in the February 4, 2003 Bank Engineering Review and Huddleston provided Herold its adjustments to the Company's January 1, 2003 reserve estimates.

        In the course of completing its valuation, Herold obtained various financial and operating information from SEC filings of EXCO and internal analyses and information included in certain offering brochures. During a two day presentation by management on January 9-10, Herold discussed this information with various members of EXCO Management and Huddleston & Co. Subject to certain adjustments as a result of Huddleston's review, Herold relied on the information and representations of Management as being accurate. The following documents and information were primarily relied upon by Herold:

  •
  SEC filings for EXCO including their annual reports on Form 10K for 2001 and their quarterly financial statements on Form 10Q for the periods ending September 30, 2002.

  •
  EXCO petroleum engineering reports prepared by EXCO as of January 1, 2003 prepared in accordance with EXCO's NYMEX Strip pricing case and as adjusted by Huddleston & Co.

  •
  Offering Brochures prepared by EXCO and Merrill Lynch dated as of October, 2002.

  •
  EXCO Data Room Engineering Review book dated as of October, 2002.

  •
  Internal financial review covering operating results through November 2002.

  •
  EXCO Bank Meeting Engineering Review as of February 4, 2003 containing the Company's January 1, 2003 reserve estimates.

  •
  Public information relating to oil and gas reserve transactions as captured by John S. Herold, Inc.'s M&A Research.

        Herold did not verify nor investigate, beyond making appropriate inquiries of Management, as to underlying information relating to the oil and gas assets of EXCO such as title, condition of the properties and related facilities and infrastructure, environmental issues and operating agreements. Herold did not obtain nor audit financial and other management reports nor did the scope of Herold's work constitute a review that would ordinarily be conducted by a prudent buyer in connection with completing a due diligence investigation. Herold's valuation is based on Herold's assessment of the fair market value for the oil and gas assets of EXCO assuming (1) all properties have clear and marketable title free of all encumbrances and liens and (2) taking into account an orderly marketplace and non-distressed sale conditions.

        The accompanying Valuation Report was prepared for the sole and exclusive use of Cerberus Capital Management, LP and its affiliates pursuant to our engagement letter dated January 8, 2003. Herold is prepared to discuss the valuation with the management of Cerberus.

John S. Herold, Inc.

DESCRIPTION OF OPERATIONS

        EXCO is a small independent exploration and production company formed in 1998 by Mr. Doug Miller for the purpose of acquiring and exploiting onshore oil and gas properties in the US and Canada. Since formation, EXCO has completed several acquisitions including its 2000 acquisition of Addison Resources, Ltd a small Canadian producer which currently conducts all of EXCO's operations in Canada. Below is a summary of EXCO's recent significant acquisition activity as summarized from Herold's M&A Transaction Database:

EXCO Recent History of Significant Acquisitions (1999-2002)

Announced Date	Buyers	Sellers	O&G Reserve Value ($USMM)	Net Proved Reserves (Bcfe)	Annual BCFE Production (6:1)	Implied Reserve Value ($/MCFE)	Implied Value per Daily Mcfe Produced	Gas Mix of Reserves	R/P
11/1/2002	EXCO Resources Inc.	Southwestern Eagle, LLC	$22.0	26.4	3.0	$0.84	$2,889	51%	9.4
3/5/2002	Addison Energy/EXCO Resources	Undisclosed	$27.2	30.8	3.2	$0.88	$3,137	67%	9.7
11/27/2001	Addison Energy/EXCO Resources	PrimeWest	$33.8	48.7	3.1	$0.69	$4,046	56%	16.0
7/10/2001	EXCO Resources Inc.	Pecos-Gomez, LP	$8.8	7.5	NA	$1.17	NA	NA	NA
2/27/2001	EXCO Resources Inc.	STB Energy, Inc.	$15.0	13.8	NA	$1.10	NA	56%	NA
2/27/2001	EXCO Resources Inc.	Addison Energy Inc.	$43.0	49.5	5.0	$0.87	$3,151	75%	10.0
9/5/2000	EXCO Resources Inc.	Central Resources, Inc.	$46.5	87.0	4.8	$0.53	$3,361	43%	18.1
2/29/2000	EXCO Resources Inc.	Undisclosed	$12.2	19.8	1.2	$0.62	$3,568	100%	15.9
12/29/1999	EXCO Resources Inc.	Western Gas Resources, Inc.	$7.8	8.4	1.8	$0.93	$1,423	56%	4.2
5/26/1999	EXCO Resources/Venus Exploration	Apache	$28.5	67.8	2.4	$0.42	$4,385	100%	28.5

		Total (1999-2002)	$244.8	359.7	24.4	$0.68	$3,658	68%	14.7

        The Following Table is a summary of EXCO's operations by major property as of January 1, 2003. This summary also represents the major properties reviewed by Herold with management (based on the mid-year update). The January 1, 2003 reserves reflect adjustments proposed by Huddleston have also been presented. Although Herold has not reviewed Huddleston's letter accompanying its report we have discussed the adjustments with representatives of Huddleston and incorporated those adjustments in our analyses.

EXCO-US ($US)

	Total Proved Reserves								Production
												Producing Wells			Capex
	Oil MMBbls	Gas Bcf	NGL's MMBbls	Equiv. Bcfe	% PDP	% Gas	PV 10 $MM		2003 est.
								WI %		RP-tot	RP-pdp	Gross	Net	Optd.	2003
									Bcfe
Wattenburg	1.6	16.4	0.4	28.4	65%	58%	$26.8	93%	2.1	13.6	8.9	108	102	105	$1.0
Gomez		21.4		21.4	98%	100%	$21.9	1%-73%	1.0	21.4	20.9	9	4	5	$0.0
Vinegarone		23.3		23.3	64%	100%	$27.0	2.3%-100%	1.3	17.9	11.5	24	11	21	$1.2
Black Lake	0.3	12.1	0.8	19.0	83%	64%	$20.9	79.40%	1.3	15.1	12.6	23	18	23	$0.1
South Pecan	0.1	4.0	0.0	4.6	9%	87%	$8.2	90.00%	0.3	15.3	1.3	8	7	8	$0.6
Pecos Slope		6.3		6.3	43%	100%	$6.9	74%	0.3	21.0	9.0	30	22	23	$0.3
Tiger	1.4	4.2		12.7	16%	33%	$11.1	90.20%	0.5	27.4	4.3	4	4	4	$2.1
Righthand Creek	0.5	0.0		2.8	64%	0%	$4.0	59.60%	0.4	7.2	4.6	4	2	4	$0.1
Other Fields Est.(35)	7.6	62.6	0.6	111.6	53%	56%	$110.5		8.8	12.7	6.8	1693		380	$4.8

Total US (1/1/03)	9.9	133.9	1.4	201.7	68%	66%	$210.5		13.8	14.6	9.9	1795		468	$9.2

EXCO-Canada (Addison)($C)

	Total Proved Reserves								Production
												Producing Wells			Capex
	Oil MMBbls	Gas Bcf	NGL's MMBbls	Equiv. Bcfe	% PDP	% Gas	PV 10 $MM		2003 est.
								WI %		RP-tot	RP-pdp	Gross	Net	Optd.	2003
									Bcfe
Garrington	2.2	22.9	1.0	42.4	74%	54%	$76.7	12-100%				85	60	70	$7.7
Westward Ho	1.5	29.6	1.2	45.9	61%	64%	$88.5	11-100%				49	32	40	$9.2
Caroline	0.4	13.6	0.7	19.8	73%	69%	$40.6	50-100%				32	27	32	$1.2
Sylvan Lake/Medicine River	0.6	8.0	0.3	13.4	78%	60%	$32.2	1-100%				57	17	$1.6
Pine Creek	0.4	8.8	0.4	13.5	92%	65%	$26.7	50-100%				35	31	33	$0.5
Lacombe	0.0	4.7	0.0	4.9	53%	95%	$10.3	25-100%				8	7	7	$1.4
Other	0.4	23.4	0.5	29.0	73%	81%	$59.4					171		52	$10.2

Total Canada (7/1/02)	5.5	110.9	4.1	168.9	74%	66%	$334.4		14.7	11.5	8.5	437		234	$31.8

Note: Above information is based on summaries from EXCO Bank Meeting Engineering Review (2/4/03).

DISCOUNTED CASH FLOW ANALYSIS

        In connection with Herold's evaluation of the oil and gas assets of EXCO, Herold prepared DCF analyses under various pricing scenarios using the following inputs:

        Proved Oil and Gas Reserves—Herold used the Huddleston & Co. adjusted estimates of EXCO's proved oil and gas reserves as of January 1, 2003. Herold utilized the production forecasts from the respective reports for each of the main categories of proved reserves- PDP, PNP/PBP and PUD.

        Risking %'s—Herold risked the proved reserves using the following discounts to each classification: 5% discount to proved developed; 20% discount to Proved Behind Pipe and Nonproducing; and a 25% discount to Proved Undeveloped.

        Pricing Premium/Discount—Herold reviewed and accepted the Company's analysis of historical pricing premiums and discounts actually received by EXCO versus the WTI and Henry Hub benchmarks in the US and Edmonton Light and AECO Hub benchmarks in Canada. In general those discounts (excluding the impact from hedging activities) represented a $2.50 per Bbl discount to WTI oil prices and a $.35 per Mcf discount to Henry Hub gas prices and a $3.25C per Bbl discount to Edmonton Light and $.25C per Mcf discount to AECO Hub gas prices.

        Price Forecasts—Herold utilized the following four pricing scenarios in evaluating the value of EXCO's oil and gas reserves- JSH Price Case, Flat Price Case, Quarterly Pricing Poll from Madison

Energy and NYMEX Strip Price. Herold's forecasts of Canadian Prices assumed a constant $1.00US per barrel discount to WTI for the Edmonton Light benchmark and a constant $.75US per Mcf discount to Henry Hub for AECO Hub benchmark. The following table shows the first five years of these price decks (before differences in realizations) and the subsequent escalation factors and price caps.

	JSH Case		Flat Case		Madison QPP 4thQ02 Case		Strip Price (1/10/03) Case
	Oil	Gas	Oil	Gas	Oil	Gas	Oil	Gas
2003	$23.00	$3.50	$23.00	$3.50	$25.16	$3.92	$27.83	$4.83
2004	$23.69	$3.61	$23.00	$3.50	$23.86	$3.81	$23.80	$4.41
2005	$24.40	$3.71	$23.00	$3.50	$23.71	$3.74	$23.19	$3.94
2006	$25.13	$3.82	$23.00	$3.50	$24.33	$3.69	$22.94	$3.86
2007	$25.89	$3.94	$23.00	$3.50	$24.69	$3.69	$22.79	$3.98
Escalations	3%	3%	Flat	Flat	1.25%	1.25%	3%	3%
Caps	$28.00	$4.00	$23.00	$3.50	$30.00	$4.75	$28.00	$4.50

        Impact of Hedging—The above forecasts exclude the impact of the Company's Hedges (entered into in 2002 and early 2003) for 2003 and 2004 covering approximately 9.9 Bcf of gas at $3.997 per MMBtu and 751 MBbls of oil at $24.027 per Bbl in 2003 and 5.9 Bcf of gas at $4.398 per MMBtu and 481 MBbls of oil at $24.23 per Bbl in 2004. Had the hedged volumes been reflected in the forecasts the undiscounted future net revenues would have been increased by approximately $10.6 million under the JSH Case, $11.6 million under the Flat Case and $3.5 million under the QPP case and decreased by $11.0 under the Strip Case.

        Future Production Costs—Except for the Flat Case LOE costs were escalated approximately 3% per annum in each of the JSH and Strip Price Cases and 1.25% per annum for the QPP Case.

        Future Development/Abandonment Costs—Herold used the initial development costs included in the reserve report and except for the Flat Case escalated those costs 3% per annum for each of the JSH and Strip cases and 1.25% for the QPP Case. Consistent with past practice and except for specific instances of significant P&A projects, the Company has assumed that future salvage values for wellhead and other field equipment will at least be equal to future costs of abandonment at time of abandonment. Accordingly, no net abandonment costs have been included in the various price case sensitivities nor has a provision for these liabilities been reflected in our valuation. Current accounting pronouncement FAS 143 will require Companies to begin recording liabilities for future abandonment/restoration costs on their balance sheets in 2003. The Company is currently developing its liabilities in order to comply with this pronouncement. Herold inquired of the Company and its representatives as to potential environmental claims and was advised that there were no material claims outside of normal operations. Herold has been advised that Cerberus is making a separate evaluation of these liabilities.

        Taxes and Crown Royalties—Other than the inclusion of ad valorem, production and Canadian mineral taxes in production costs, taxes including income taxes were not considered in the DCF analyses. The Company's Canadian Reserves are reported net of the Crown Royalty which the Company advises runs at a rate of approximately 22-23%.

        Probables and Acreage Values—Herold included a provision for EXCO's probable reserves in connection with the valuation of the Company's undeveloped acreage below:

	Undeveloped Acreage		Herold Valuation
				Value
	Gross	Net	$/Acre	($MM)
Louisiana	10,527	7,546	$75	$0.6
Mississippi	4,546	3,573	$45	$0.2
Nebraska	8,918	2,429	$35	$0.1
New Mexico	9,795	5,112	$50	$0.3
Texas	31,451	16,569	$75	$1.2
Other	13,344	4,182	$50	$0.2

Tot. US (1)	78,581	39,411		$2.5

Garrington	45,312	30,146	$75	$2.3
Pine Creek	12,230	10,298	$75	$0.8
Cent. Alberta	15,794	15,010	$75	$1.1
Grande Prairie	4,320	2,400	$75	$0.2

Tot. Canada (2)	77,656	57,854		$4.3

Total Company	156,237	97,265		$6.9

(1)
Acreage position as of 12/31/01.
(2)
Acreage position as of 9/30/02.

        Discount Rates—Herold used 10%, 12% and 15% discount rates in its DCF analyses.

        Exchange Rates—Herold used a US: Canadian exchange rate of $.6486US=$1.00C or $1.00US=$1.5418C.

        Special Note Regarding DCF Forecasts.    Oil prices have risen sharply in the recent past. This rise has been in response to growing concerns of potential supply disruptions in the Mideast as a result of the increasing likelihood of an Iraqi invasion and current supply disruptions in Venezuela, the World's fifth largest oil producer. These factors have weighed heavily in boosting world oil prices and US prices in particular. It is unclear and not currently determinable to what extent these geopolitical factors will have a sustained impact on world oil prices in the future. Scenarios can be justified for both a significant oil price run up as well as a collapse from current levels upon resolution of these disruptions.

        Additionally, North American Natural Gas prices have risen sharply in reaction to storage inventory drawdowns and increased heating demand from colder heating season temperatures. At the same time, Herold notes that the recovery of the US economy and in particular the industrial sector continues to struggle indicating the economy's return to pre-downturn levels may take a more extended period of time. High gas prices may contribute to a slower recovery and some element of demand destruction. Complicating the near term seasonal demand factors and the more permanent factors relating to the US economy are potential supply concerns of a declining North American Resource base. The degree to which the decline in North American natural gas deliverability is or can be offset by existing and future drilling efforts and other future sources such as LNG imports and their attendant economics can not be determined with great certainty.

        Consequently, these factors and others can have both immediate and significant impacts on the volatility of oil and gas prices and industry expectations that cannot be easily predicted. The various price sensitivity cases used by Herold in this valuation are meant to reflect what Herold believes to be reasonable long term assumptions being used by participants in evaluating oil and gas properties.

Results

        The following is a summary of the results of Herold's DCF analyses, before and after risking, using the various price forecasts and the inputs summarized above along with a comparison to the Company's January 1, 2003 DCF Pricing Case adjusted for the Huddleston &Co revisions:

	EXCO US Properties US$						EXCO Canada Properties—US$ Exchange Rate $1C = $0.65 US						TOTAL EXCO Properties—US$
	10% Discount						10% Discount						10% Discount
	Unrisked					Risked	Unrisked					Risked	Unrisked					Risked
	PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total
JSH Pricing	$107.0	$12.4	$7.9	$25.3	$152.5	$136.8	$134.7	$14.9	$10.3	$18.9	$178.8	$162.3	$241.7	$27.3	$18.2	$44.2	$331.3	$299.1
Flat	$103.0	$11.1	$7.3	$21.3	$142.8	$128.6	$123.6	$13.1	$9.1	$15.8	$161.7	$147.1	$226.7	$24.3	$16.4	$37.1	$304.4	$275.7
Madison QPP	$119.7	$13.2	$8.6	$26.4	$167.9	$150.9	$146.5	$16.2	$11.0	$19.9	$193.6	$175.8	$266.2	$29.3	$19.6	$46.4	$361.4	$326.7
Strip Pricing	$123.8	$13.2	$9.1	$26.5	$172.6	$155.3	$154.8	$17.2	$12.1	$21.7	$205.8	$186.8	$278.6	$30.5	$21.2	$48.2	$378.4	$342.1
	EXCO US Properties US$						EXCO Canada Properties—US$ Exchange Rate $1C = $0.65 US						TOTAL EXCO Properties—US$
	12% Discount						12% Discount						12% Discount
	Unrisked					Risked	Unrisked					Risked	Unrisked					Risked
	PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total
JSH Pricing	$97.4	$10.8	$7.0	$21.4	$136.6	$122.8	$124.6	$13.5	$9.3	$16.5	$163.9	$149.0	$222.0	$24.3	$16.3	$37.9	$300.5	$271.8
Flat	$93.6	$9.7	$6.4	$17.8	$127.5	$115.2	$114.4	$11.8	$8.2	$13.7	$148.2	$135.0	$208.1	$21.5	$14.6	$31.5	$275.7	$250.2
Madison QPP	$108.0	$11.4	$7.5	$22.2	$149.1	$134.4	$134.6	$14.5	$9.9	$17.3	$176.4	$160.4	$242.7	$25.9	$17.4	$39.5	$325.5	$294.8
Strip Pricing	$113.3	$11.6	$8.1	$22.5	$155.4	$140.2	$144.0	$15.7	$11.0	$19.1	$189.9	$172.5	$257.3	$27.3	$19.0	$41.6	$345.3	$312.7
	EXCO US Properties US$						EXCO Canada Properties—US$ Exchange Rate $1C = $0.65 US						TOTAL EXCO Properties—US$
	15% Discount						15% Discount						15% Discount
	Unrisked					Risked	Unrisked					Risked	Unrisked					Risked
	PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total		PDP	PNP	PBP	PUD	Total
JSH Pricing	$85.8	$9.0	$6.0	$16.7	$117.5	$106.0	$112.2	$11.7	$8.1	$13.5	$145.5	$132.5	$198.0	$20.7	$14.1	$30.2	$263.0	$238.6
Flat	$82.5	$8.0	$5.4	$13.6	$109.6	$99.4	$103.1	$10.3	$7.1	$11.1	$131.6	$120.2	$185.7	$18.3	$12.6	$24.7	$241.2	$219.6
Madison QPP	$94.5	$9.3	$6.3	$17.2	$127.3	$115.2	$120.5	$12.6	$8.5	$14.2	$155.7	$142.0	$215.0	$21.9	$14.9	$31.3	$283.1	$257.1
Strip Pricing	$100.8	$9.6	$6.9	$17.7	$135.0	$122.2	$130.8	$13.8	$9.6	$16.0	$170.3	$155.0	$231.6	$23.4	$16.5	$33.7	$305.3	$277.3

        The values in the previous table do not include Herold's $6.9 million of value attributable to EXCO's net undeveloped acreage and approximately $2.3 million attributed to the company's computation of the Alberta Royalty Tax Credits.

        Herold notes that the differences in Herold's inputs and those of the Company's also impact the economically recoverable estimates of proved reserves. The table below compares the estimates of economically recoverable proved reserves under the different price cases:

	EXCO US Proved Reserves Under Various Price Cases
	PDP			PNP			PBP			PUD			Total
	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	BCFE
	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)
JSH Pricing	5.2	75.4	0.4	0.8	8.0	0.1	0.2	6.6	0.0	2.3	19.1	0.2	8.5	109.1	0.7	163.9
Flat	5.9	85.0	0.5	0.8	9.6	0.1	0.4	6.9	0.0	2.4	19.6	0.2	9.5	121.1	0.7	182.6
Madison QPP	6.0	84.4	0.5	0.8	9.3	0.1	0.4	6.9	0.0	2.4	19.5	0.2	9.5	120.1	0.7	181.8
Strip Pricing	5.0	77.3	0.4	0.8	8.5	0.1	0.3	6.9	0.0	2.3	19.2	0.2	8.5	111.8	0.7	166.7
	EXCO Canada Proved Reserves Under Various Price Cases
	PDP			PNP			PBP			PUD			Total
	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	BCFE
	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)
JSH Pricing	4.3	72.7	2.8	0.5	10.8	0.4	0.1	8.0	0.2	0.4	14.9	0.6	5.4	106.5	4.0	162.8
Flat	4.5	75.2	2.9	0.5	11.1	0.4	0.1	8.1	0.2	0.4	15.2	0.6	5.6	109.6	4.1	167.6
Madison QPP	4.6	76.9	3.0	0.5	11.4	0.4	0.1	8.2	0.2	0.4	15.3	0.6	5.7	111.7	4.2	170.8
Strip Pricing	4.3	73.9	2.8	0.5	11.0	0.4	0.1	8.1	0.2	0.4	15.0	0.6	5.4	107.9	4.0	164.4
	EXCO Total US + Canada Proved Reserves Under Various Price Cases
	PDP			PNP			PBP			PUD			Total
	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	Oil	Gas	NGLs	BCFE
	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)	(MMBbls)	(Bcf)	(MMBbls)
JSH Pricing	9.5	148.2	3.2	1.3	18.8	0.4	0.4	14.6	0.2	2.7	34.0	0.8	13.9	215.6	4.6	326.7
Flat	10.4	160.2	3.4	1.4	20.7	0.5	0.5	15.1	0.2	2.8	34.8	0.8	15.1	230.7	4.8	350.2
Madison QPP	10.6	161.3	3.4	1.4	20.7	0.5	0.5	15.1	0.2	2.8	34.8	0.8	15.2	231.8	4.9	352.6
Strip Pricing	9.4	151.2	3.3	1.3	19.4	0.5	0.5	15.0	0.2	2.7	34.2	0.8	13.9	219.8	4.7	331.1

Implied M&A Transaction Valuation

        Herold reviewed more than 300 US and Canadian transactions in its M&A Transaction database for the past six years (1997 to 2002) to identify oil and gas reserve transactions in Canadian and US regions where ECXCO operates. The results of the screen, summarized in Appendix 2, identified 101 transactions in the US with an aggregate oil and gas reserve value of approximately $7.9 billion and 56 transactions in Canada with an aggregate oil and gas reserve value of approximately $2.5US billion.

        The following is a brief discussion of Herold's analysis of the US and Canadian M&A Transactions by region used in deriving the applicable multiples.

EXCO's Proved Reserves in Permian Basin

Summary Profile
Net Proved Reserves as of 1/1/2003: Gas Mix: R/P: Estimated 2003 Average Daily Production:	72.6-79.4 Bcfe (76% PDP) 87% 16.2X 13.4 MMcfe/d

Comparable Transactions Analysis

        Herold reviewed 55 high gas-mix acquisitions in Mid-Continent and Permian Basin from 1997 to 2003. Deals selected include the following criteria:

  •
  Gas mix greater than 50%;

  •
  R/P ratio 9X or higher; and

  •
  Oil and gas reserve value under US$400MM.

        The aggregate profile of the 55 selected deals is as follows:

  •
  Gas mix 82%;

  •
  R/P ratio 12.9X;

  •
  Weighted average implied reserve value of US$0.88/Mcfe;

  •
  Weighted average implied value per daily Mcfe produced of US$4,173/Mcfe.

Herold Evaluation

        Given EXCO's Permian Basin property is very similar to the aggregate profile of the comparable acquisitions, Herold believe that a benchmark of US$0.90/Mcfe and US$5,000 per daily Mcfe produced is achievable.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$65.3-$71.5 MM US$0.90/Mcfe US$5,000/Mcfe

EXCO's Proved Reserves in Gulf Coast

Summary Profile
Net Proved Reserves as of 1/1/2003: Gas Mix: R/P: Estimated 2003 Average Daily Production:	31.5-35.2 Bcfe (42% PDP) 33% 12.7X 7.6 MMcfe/d

Comparable Transactions Analysis

        Herold reviewed 15 low gas-mix acquisitions in Gulf Coast onshore region from 1997 to 2003. Deals selected included the following criteria:

  •
  Gas mix lower than 50%;

  •
  R/P ratio 9X or higher; and

  •
  Oil and gas reserve value under US$300MM.

        The aggregate profile of the 15 selected deals is as follows:

  •
  Gas mix 23%;

  •
  R/P ratio 12.5X;

  •
  Weighted average implied reserve value of US$0.73/Mcfe;

  •
  Weighted average implied value per daily Mcfe produced of US$3,307/Mcfe.

Herold Evaluation

        Given EXCO's Gulf Coast property is similar to the aggregate profile of the comparable acquisitions (low gas mix and low PDP), Herold believe that a benchmark of US$0.75/Mcfe and US$3,000 per daily Mcfe produced is achievable.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$22.7-$26.4 MM US$0.75/Mcfe US$3,000/Mcfe

Exco's Proved Reserves in East Texas/North Louisiana

Summary Profile
Net Proved Reserves as of 1/1/2003: Gas Mix: R/P: Estimated 2003 Average Daily Production:	6.8 - 7.4 Bcfe (65% PDP) 72% 6.8X 3.0 MMcfe/d

Comparable Acquisitions Analysis

        Herold reviewed 24 high gas-mix acquisitions in East Texas/Louisiana from 1997 to 2003. Deals selected include the following criteria:

  •
  Gas mix greater than 50%;

  •
  R/P ratio under 9X; and

  •
  Oil and gas reserve value under US$300MM.

        The aggregate profile of the 24 selected deals is as follows:

  •
  Gas mix 78%;

  •
  R/P ratio 5.7X;

  •
  Weighted average implied reserve value of US$1.19/Mcfe;

  •
  Weighted average implied value per daily Mcfe produced of US$2,493/Mcfe.

Herold Evaluation

        East Texas/North Louisiana fully developed natural gas producing properties are very valuable and deserve a high multiple. We choose a benchmark of US$1.20/Mcfe and US$2,500 per daily Mcfe produced.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$7.4-$8.8 MM US$1.20/Mcfe US$2,500/Mcfe

EXCO's Proved Reserves in Mid-Continent

Summary Profile
Net Proved Reserves as of 1/1/2003: Gas Mix: R/P: Estimated 2003 Average Daily Production:	20.0-23.5 Bcfe (75% PDP) 69% 13.0X 5.0 MMcfe/d

Comparable Transactions Analysis

        Herold reviewed 55 high gas-mix acquisitions in Mid-Continent and Permian Basin from 1997 to 2003. Deals selected include the following criteria:

  •
  Gas mix greater than 50%;

  •
  R/P ratio 9X or higher;

  •
  Oil and gas reserve value under US$400MM.

        The aggregate profile of the 55 selected deals is as follows:

  •
  Gas mix 82%;

  •
  R/P ratio 12.9X;

  •
  Weighted average implied reserve value of US$0.88/Mcfe;

  •
  Weighted average implied value per daily Mcfe produced of US$4,173/Mcfe.

Herold Evaluation

        Given EXCO's Mid-Continent property is similar to the aggregate profile of the comparable acquisitions, Herold believe that a benchmark of US$0.90/Mcfe and US$4,000 per daily Mcfe produced is achievable.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$18.0-21.1 MM US$0.90/Mcfe US$4,000/Mcfe

EXCO's Proved Reserves in Rockies (including D-J Basin):

Summary Profile
Net Proved Reserves as of 1/1/2003: Gas Mix: R/P: Estimated 2003 Average Daily Production:	33.0 - 37.3 (70% PDP) 51% 13.3X 7.7 MMcfe/d

Herold Evaluation

        Herold believes that a benchmark of US$0.80/Mcfe and US$3,500 per daily Mcfe produced is achievable based on EXCO's recent D-J Basin acquisition.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$26.4-$29.8 MM US$0.80/Mcfe US$3,500/Mcfe

EXCO's Proved Reserves in Canada

Summary Profile
Total Net Proved Reserves as of 1/1/03: Gas Mix: R/P: Average 2003 Daily Production:	162.8 - 170.8 Bcfe (71% PDP) 51% 13.3X 40.3 MMcfe/d

Comparable Transactions Analysis

        Herold screened approximately 100 Canadian transactions in its M&A Transaction Database from 1997 to 2002. Of these deals, Herold selected 56 high gas-mix transactions according to the following criteria:

  •
  gas mix greater than 55%;

  •
  R/P ratio 9X or higher;

  •
  oil and gas reserve value under US$300MM, and

  •
  oil and gas assets located in Alberta.

        The aggregate profile of the 56 selected deals is as follows:

  •
  gas mix 80%;

  •
  R/P ratio 11.7X

  •
  weighted average implied reserve value of US$0.71/Mcfe

  •
  weighted average implied value per daily Mcfe produced of US$3,021/Mcfe.

        During our review and screening of the selected transactions Herold observed a rising valuation trend during more recent years. In particular, the 12 deals (including 3 EXCO/Addision deals) during the 2001-2002 time period averaged US$1.04/Mcfe of proved reserves and US$4,450 per daily Mcfe produced. These 12 transactions had an aggregate R/P of 11.7X and a gas mix of 81% (similar profile as the 56 deals as a whole). Herold point out that the recent significant participation of Canadian Royalty Trusts in the market place and cross-border consolidation have been key drivers of the higher valuation trend.

Herold Evaluation

        Given the fact that a high proportion of Addison's proved reserves are proved developed, a sale to a royalty trust might achieve the the benchmark value of $1.00US/Mcfe which would represent a 23% premium to EXCO's own previous three acquisitions in Canada at an aggregate cost of $.81US/Mcfe.

Herold Valuation: Value per Mcfe of Proved Reserves: Value per daily Mcfe Produced:	US$161.2-$170.8 MM US$1.00/Mcfe US$4,000/Mcfe/d

SUMMARY RESULTS

        The table below summarizes Herold's implied transaction values derived from this analysis and applied to EXCO's US and Canadian oil and gas assets on the basis of $/Mcfe of proved oil and gas reserves and on the basis of $ per Mcfe/d of daily production.

Implied Valuation Based on Proved Reserves

	Proved Reserves Range			Proved Reserves Profile				Herold Implied Value Range
	(Bcfe)			R/P	Gas Mix	% PDP	Herold Transaction Multiple	($MM)		($MM)
Region
Permian	79.4	to	72.6	16.2	87%	76%	$0.90	$71.5	to	$65.3
Gulf Coast	35.2	to	31.5	12.7	33%	42%	$0.75	$26.4	to	$23.6
E. TX/N.LA	7.4	to	6.8	6.8	72%	65%	$1.20	$8.8	to	$8.1
Mid-Continent	23.5	to	20.0	13.0	69%	75%	$0.90	$21.1	to	$18.0
Rockies	37.3	to	33.0	13.3	51%	70%	$0.80	$29.8	to	$26.4

Total US	182.8	to	163.9	13.7	66%	67%		$157.7	to	$141.5
Canada	170.8	to	162.8	11.6	65%	71%	$1.00	$170.8	to	$162.8

Total EXCO	353.6	to	323.8					$328.5		$304.3

Implied Valuation Based on Daily Production

					Herold Implied Value Range
	Daily Production Range
				Herold Transaction Multiple
	(Mcfe/d)				($MM)		($MM)
Region
Permian	13,416	to	13,403	$5,000	$67.1	to	$67.0
Gulf Coast	7,633	to	7,556	$3,000	$22.9	to	$22.7
E. TX/N.LA	2,990	to	2,948	$2,500	$7.5	to	$7.4
Mid-Continent	4,966	to	4,907	$4,000	$19.9	to	$19.6
Rockies	7,723	to	7,663	$3,500	$27.0	to	$26.8

Total US	36,728	to	36,477		$144.3	to	$143.5
Canada	40,426	to	40,293	$4,000	$161.7	to	$161.2

Total EXCO	77,154	to	76,770		$306.1	to	$304.7

JSH Conclusion

Herold Valuation Ranges
Discounted Cash Flow Analysis	$259 to $322
M&A Market Transaction Analysis	$314 to $338
JSH Conclusion	$300 to $330

  (1)
  Valuation range is based on PV 12 discount rate and includes $6.9 million of value assigned by Herold to undeveloped acreage and $2.3 million of Alberta Royalty Tax Credits calculated by the Company as of 12/31/02. No provision has been made in the above valuation for future contingent claims associated with litigation or for future abandonment and restoration costs.

  (2)
  The reserves covered by our analyses include proved reserves in Canada attributable to EXCO's $C8 million NCE acquisition which was closed on January 31, 2003 and exclude proved reserves in the US attributable to $1.9 million of property sales (Chilton and Texsin) that closed in January 2003.

        Herold concludes that the value of EXCO's oil and gas assets is in the range of $300-330 Million. Herold's conclusion of value is based on our assessment of our DCF analyses using various price cases and our assessment of the implied market value of the Company's oil and gas properties from comparable M&A transactions that have taken place.

        In connection with our assessment of our DCF analyses under the various price scenarios, Herold placed particular emphasis on the price cases using a PV 12 discount rate. While Herold acknowledges that in the current interest rate environment many competitive bidding situations for oil and gas properties may be based on lower discount rates, Herold also considered that a higher discount rate is applicable given limited upside of the properties and the Company's generally higher operating costs and technical attention required by the properties. An additional factor in our assessment of the DCF analyses was our risking of the various reserve categories that took into account the Huddleston & Co. adjustments. Herold also considered the Company's excellence in technical operations, the long production histories on many of the Company's properties and the potential that 2003 gas prices may exceed those employed in our DCF analyses.

        In examining the M&A transaction market for oil and gas properties Herold considered historical transactions, recent trends and valuations and our evaluation of the marketability of the Company's properties based on our review with management. Herold also considered the Company's own acquisition history associated with a significant portion of its properties as an additional factor in our assessment. Most of the Company's interests in their properties and proved reserves resulted from acquisitions requiring further development expenditures and remedial operations which the Company appears to have aggressively pursued. While many of the properties have been exploited through the operational excellence of EXCO management they do not appear to possess the potential of higher quality properties trading in the marketplace. Additionally, at the same time that Herold considers the properties to be generally located in preferable basins and have long production histories, the properties are scattered among many smaller fields that make them less attractive in the market place. Herold believes that the Canadian property values are currently well supported by a robust market fueled in large part by the acquisition activities of the Canadian Royalty Trusts.

        Herold wishes to point out that the ability to realize or exceed the above range of values in a third party transaction or transactions would be dependent upon, among other things, overall economic and industry conditions leading up to or at the time of sale, satisfactory due diligence by purchasers as to title, conditions of the properties, environmental issues including plugging and abandonment, other contingencies and specific terms and conditions of sale including purchaser's financial capacity. The above values are before broker's commissions and other costs of the sale which Herold estimates to be between 2% and 5%.

APPENDIX 1
DCF SUMMARIES—US AND CANADA

EXCO Resources
US Assets
Huddleston, As of 01/2003 with JSH Pricing

	Net Production
Total Proved	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
PDP	5,178	75,433	402	108,921	383,058	132,313	2,215	212,288	106,979	97,369	85,839
PNP	754	7,955	88	13,012	46,753	7,086	6,568	29,085	12,376	10,832	9,006
PBP	227	6,628	0	7,991	25,829	3,826	2,248	17,256	7,883	7,023	5,984
PUD	2,317	19,107	166	34,011	127,582	24,155	27,724	64,585	25,266	21,374	16,681
TOTAL	8,478	109,124	657	163,938	583,224	167,382	38,757	323,215	152,506	136,599	117,511
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
OPCOST	0	0	0	0	0	5,032	0	-5,032	-3,521	-3,306	-3,020
ETEX/NLA	171	3,294	0	4,326	16,531	9,366	-317	6,387	4,566	4,339	4,044
GULF COAST	1,143	4,207	0	11,071	43,476	22,277	1,548	15,880	10,167	9,518	8,693
MID CON	646	10,464	7	14,391	50,055	21,350	15	25,181	13,666	12,493	11,059
PERMIAN	1,257	46,092	149	54,537	189,745	44,522	505	124,353	56,586	50,979	44,388
ROCKIES	1,712	11,022	245	22,770	76,056	25,180	462	43,460	24,288	22,212	19,659
TXGC	245	351	0	1,825	7,193	4,583	0	2,058	1,226	1,132	1,014
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	581	36	799	3,016	1,091	130	1,652	1,030	948	842
GULF COAST	318	588	0	2,498	9,908	1,601	963	6,467	4,023	3,711	3,309
MID CON	130	656	0	1,437	5,434	524	441	4,135	2,049	1,839	1,581
PERMIAN	14	2,188	0	2,275	7,790	1,968	419	4,456	1,563	1,343	1,091
ROCKIES	275	3,938	52	5,907	20,187	1,705	4,579	12,217	3,628	2,917	2,122
TXGC	15	2	0	94	416	194	34	155	81	72	60
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	259	0	260	921	368	69	436	249	266	198
GULF COAST	199	1,332	0	2,527	10,062	3,198	1,215	4,823	2,484	2,217	1,889
MID CON	5	854	0	890	3,026	70	318	2,351	1,390	1,265	1,103
PERMIAN	0	4,182	0	4,182	11,256	0	630	9,319	3,602	3,178	2,681
ROCKIES	21	0	0	130	562	188	13	326	156	136	111
TXGC	0	0	0	0	0	0	0	0	0	0	0
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	870	88	1,400	5,245	888	794	3,338	1,205	1,004	768
GULF COAST	926	3,477	0	9,037	35,564	8,071	9,364	15,651	7,729	6,750	5,510
MID CON	256	1,742	0	3,283	12,261	1,597	2,107	7,629	4,004	3,563	3,005
PERMIAN	110	10,826	20	11,615	40,222	5,282	8,255	22,218	7,272	6,011	4,527
ROCKIES	349	1,774	57	4,216	14,562	2,911	4,288	5,861	1,217	839	419
TXGC	673	416	0	4,458	19,725	5,403	2,914	9,886	3,836	3,205	2,449

EXCO Resources
US Assets
Huddleston, As of 01/2003 with Flat Pricing

	Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
PDP	5,909	84,962	465	123,212	386,401	125,936	2,215	221,903	103,034	93,635	82,529
PNP	827	9,579	98	15,134	47,752	6,616	6,595	30,367	11,143	9,697	8,028
PBP	361	6,926	0	9,095	28,023	4,205	2,616	18,575	7,289	6,440	5,444
PUD	2,425	19,611	173	35,206	116,287	18,793	27,724	59,597	21,286	17,776	13,592
TOTAL	9,522	121,078	737	182,648	578,464	155,552	39,151	330,443	142,754	127,549	109,596
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
OPCOST	0	0	0	0	0	4,369	0	-4,739	-3,119	-2,939	-2,699
ETEX/NLA	207	3,536	0	4,781	16,737	9,141	-317	6,787	4,636	4,404	4,106
GULF COAST	1,298	5,008	0	12,800	45,081	21,978	1,548	17,696	10,269	9,561	8,686
MID CON	775	12,876	9	17,586	54,448	22,406	15	28,211	13,403	12,187	10,742
PERMIAN	1,383	50,653	179	60,031	186,113	38,907	505	126,775	53,377	48,088	41,935
ROCKIES	1,965	12,484	276	25,934	76,574	24,480	462	44,581	23,199	21,162	18,706
TXGC	279	403	0	2,077	7,445	4,652	0	2,219	1,266	1,170	1,052
PNP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	621	38	854	2,925	1,032	129	1,617	983	903	900
GULF COAST	328	617	0	2,589	9,233	1,359	963	6,098	3,719	3,431	3,064
MID CON	158	715	0	1,664	5,740	586	441	4,336	1,938	1,733	1,486
PERMIAN	24	3,163	0	3,313	10,039	2,049	445	6,351	1,506	1,268	1,010
ROCKIES	296	4,458	59	6,596	19,367	1,377	4,579	11,795	2,919	2,293	1,611
TXGC	18	3	0	116	446	211	34	167	76	66	55
PBP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	268	0	270	870	318	69	433	235	213	185
GULF COAST	332	1,579	0	3,572	12,566	3,653	1,581	6,357	2,447	2,131	1,770
MID CON	6	896	0	932	2,887	77	321	2,220	1,255	1,142	996
PERMIAN	0	4,182	0	4,182	11,206	0	630	9,271	3,213	2,833	2,395
ROCKIES	22	0	0	137	491	157	13	291	137	119	97
TXGC	0	0	0	0	0	0	0	0	0	0	0
PUD SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	870	88	1,400	4,640	646	794	2,988	1,033	853	642
GULF COAST	949	3,623	0	9,322	32,663	6,509	9,365	14,499	6,651	5,748	4,618
MID CON	258	1,754	0	3,306	11,015	1,209	2,107	6,865	3,548	3,151	2,650
PERMIAN	120	11,002	23	11,864	36,488	3,314	8,255	20,882	6,061	4,922	3,597
ROCKIES	386	1,928	61	4,620	13,714	2,443	4,288	5,555	806	474	118
TXGC	710	431	0	4,692	17,764	4,670	2,914	8,806	3,185	2,626	1,964

EXCO Resources
US Assets
Huddleston, As of 01/2003 with Madison QPP 4thQ02 Pricing

	Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
PDP	5,952	84,373	464	122,876	467,344	148,846	2,215	272,017	119,661	108,025	94,500
PNP	821	9,260	98	14,778	56,866	7,993	6,588	37,293	13,171	11,380	9,343
PBP	361	6,934	0	9,102	34,390	5,035	2,616	23,534	8,603	7,545	6,325
PUD	2,413	19,524	172	35,046	136,115	22,136	27,724	74,313	26,429	22,184	17,171
TOTAL	9,549	120,093	735	181,803	694,716	184,011	39,144	407,159	167,866	149,136	127,340
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
OPCOST	0	0	0	0	0	4,606	0	-4,606	-3,261	-3,068	-2,812
ETEX/NLA	218	3,523	0	4,831	19,215	10,082	-317	8,175	5,442	5,159	4,803
GULF COAST	1,315	4,997	0	12,889	52,898	25,314	1,548	21,525	11,910	11,032	9,965
MID CON	766	12,840	11	17,508	66,173	26,814	15	34,694	15,749	14,218	12,428
PERMIAN	1,402	50,246	180	59,742	229,457	47,869	505	156,348	61,792	55,235	47,738
ROCKIES	1,966	12,364	273	25,802	91,102	28,972	462	53,224	26,535	24,070	21,139
TXGC	283	401	0	2,101	8,497	5,187	0	2,656	1,494	1,378	1,237
PNP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	631	39	868	3,396	1,200	129	1,910	1,129	1,034	914
GULF COAST	329	618	0	2,594	10,333	1,510	963	6,957	4,129	3,801	3,387
MID CON	158	774	0	1,723	7,073	739	446	5,416	2,119	1,878	1,595
PERMIAN	19	2,846	0	2,965	11,782	2,583	434	7,323	1,797	1,496	1,176
ROCKIES	295	4,385	58	6,511	23,765	1,713	4,579	15,490	3,908	3,092	2,207
TXGC	18	3	0	114	514	245	34	195	86	75	62
PBP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	274	0	275	1,040	371	69	546	283	255	211
GULF COAST	332	1,580	0	3,572	15,066	4,394	1,581	7,965	2,919	2,519	2,066
MID CON	6	897	0	933	3,240	89	321	2,529	1,406	1,278	1,115
PERMIAN	0	4,182	0	4,183	14,469	0	630	12,146	3,834	3,354	2,810
ROCKIES	22	0	0	137	573	180	13	346	159	137	111
TXGC	0	0	0	0	0	0	0	0	0	0	0
PUD SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	870	88	1,400	5,523	729	794	3,769	1,276	1,054	799
GULF COAST	952	3,591	0	9,305	36,864	7,469	9,364	17,463	8,057	7,001	5,689
MID CON	259	1,755	0	3,307	12,498	1,381	2,107	8,065	4,106	3,645	3,069
PERMIAN	118	10,979	23	11,829	44,191	4,156	8,255	26,874	7,799	6,392	4,773
ROCKIES	379	1,898	60	4,542	16,469	2,951	4,288	7,523	1,367	930	459
TXGC	705	429	0	4,660	20,567	5,447	2,914	10,616	3,822	3,159	2,380

EXCO Resources
US Assets
Huddleston, As of 01/2003 with Strip Pricing (1/10/03)

	Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
PDP	5,045	77,342	410	110,077	421,235	134,384	2,320	244,344	123,799	113,293	100,799
PNP	783	8,456	90	13,699	51,948	7,879	6,580	32,997	13,229	11,550	9,602
PBP	325	6,865	0	8,818	33,422	5,035	2,614	22,620	9,076	8,052	6,850
PUD	2,324	19,183	167	34,137	131,646	24,190	27,724	68,146	26,483	22,507	17,746
TOTAL	8,478	111,847	669	166,732	638,252	171,489	39,239	368,108	172,589	155,403	134,998
PDP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
OPCOST	0	0	0	0	0	4,964	0	-4,964	-3,474	-3,261	-2,980
ETEX/NLA	173	3,344	0	4,384	18,838	9,457	-317	8,510	6,344	6,077	5,729
GULF COAST	1,134	4,381	0	11,186	45,570	22,472	1,653	17,556	11,402	10,748	9,924
MID CON	644	11,067	6	14,974	56,896	22,982	15	29,843	16,261	14,936	13,332
PERMIAN	1,178	46,941	155	54,944	213,374	45,284	505	144,401	65,305	59,041	51,743
ROCKIES	1,709	11,248	249	23,001	80,074	25,536	462	46,708	26,480	24,362	21,776
TXGC	204	358	0	1,585	6,480	3,687	0	2,289	1,479	1,387	1,273
PNP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	596	37	820	3,352	1,161	129	1,910	1,210	1,119	1,003
GULF COAST	315	594	0	2,489	9,797	1,510	963	6,474	4,124	3,824	3,438
MID CON	157	737	0	1,683	6,754	811	445	5,052	2,140	1,900	1,616
PERMIAN	14	2,507	0	2,595	10,071	2,411	426	6,019	1,845	1,564	1,254
ROCKIES	279	4,017	53	6,014	21,576	1,792	4,579	13,403	3,837	3,078	2,237
TXGC	15	2	0	94	395	192	34	137	70	62	52
PBP SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	266	0	267	1,090	391	69	576	334	306	271
GULF COAST	297	1,519	0	3,303	13,589	4,353	1,579	6,624	2,776	2,432	2,033
MID CON	6	896	0	933	3,462	101	321	2,718	1,559	1,421	1,244
PERMIAN	0	4,182	0	4,182	14,766	0	630	12,419	4,272	3,775	3,205
ROCKIES	21	0	0	131	513	188	13	280	133	115	94
TXGC	0	0	0	0	0	0	0	0	0	0	0
PUD SUMMARY	Net Production
BASIN	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$	Operating Cost M$	Equity Invst M$	Net Cashflow M$	DFNR 10% M$	DFNR 12% M$	DFNR 15% M$
ETEX/NLA	0	870	88	1,400	5,545	879	794	3,641	1,313	1,098	848
GULF COAST	928	3,498	0	9,072	35,632	8,117	9,364	15,678	7,894	6,948	5,753
MID CON	257	1,747	0	3,290	12,604	1,612	2,107	7,923	4,204	3,757	3,195
PERMIAN	111	10,861	21	11,661	44,523	5,359	8,255	25,942	8,622	7,210	5,557
ROCKIES	352	1,788	57	4,247	14,745	2,972	4,288	5,969	1,131	752	337
TXGC	674	416	0	4,464	18,594	5,248	2,914	8,990	3,318	2,740	2,053

EXCO Resources
Canadian Assets

Huddleston, As of 01/2003 with JSH Pricing

	WI Production				Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$CDN	Operating Cost M$CDN	Equity Invst M$CDN	Net Cashflow M$CDN	DFNR 10% M$CDN	DFNR 12% M$CDN	DFNR 15% M$CDN
PDP	4,748	89,093	3,780	140,263	4,343	72,720	2,808	115,627	761,922	259,217	1,394	360,538	207,662	192,110	172,969
PNP	586	13,434	497	19,929	521	10,832	356	16,092	103,715	32,604	8,915	42,448	22,956	20,769	18,035
PBP	144	9,631	283	12,188	125	7,991	232	10,130	64,956	14,474	5,009	33,504	15,924	14,365	12,454
PUD	480	18,794	819	26,583	409	14,910	594	20,927	144,971	26,979	22,074	65,177	29,150	25,412	20,824
TOTAL	5,957	130,952	5,378	198,964	5,398	106,452	3,990	162,776	1,071,656	330,920	37,391	500,526	275,685	252,658	224,284

Huddleston, As of 01/2003 with Flat Pricing

	WI Production				Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$CDN	Operating Cost M$CDN	Equity Invst M$CDN	Net Cashflow M$CDN	DFNR 10% M$CDN	DFNR 12% M$CDN	DFNR 15% M$CDN
PDP	4,916	92,051	3,902	144,956	4,501	75,206	2,897	119,595	685,362	218,719	1,394	339,367	190,633	176,431	159,104
PNP	604	13,767	511	20,456	538	11,110	366	16,533	93,390	28,474	8,661	38,434	20,234	18,261	15,809
PBP	149	9,796	285	12,402	129	8,131	234	10,309	57,418	12,423	4,779	29,571	14,013	12,649	10,970
PUD	480	19,071	822	26,885	410	15,152	595	21,182	128,244	22,612	21,974	56,347	24,382	21,112	17,108
TOTAL	6,148	134,685	5,521	204,699	5,578	109,598	4,092	167,620	959,787	279,860	36,807	460,601	249,252	228,453	202,992

Huddleston, As of 01/2003 with Madison QPP 4thQ02 Pricing

	WI Production				Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$CDN	Operating Cost M$CDN	Equity Invst M$CDN	Net Cashflow M$CDN	DFNR 10% M$CDN	DFNR 12% M$CDN	DFNR 15% M$CDN
PDP	5,026	94,150	3,988	148,234	4,598	76,879	2,956	122,200	850,281	258,994	1,394	432,798	225,863	207,577	185,714
PNP	616	14,111	520	20,932	549	11,390	372	16,911	113,231	33,495	8,755	49,567	24,928	22,430	19,378
PBP	152	9,892	287	12,531	132	8,212	235	10,417	69,100	14,202	4,864	37,317	16,891	15,215	13,175
PUD	481	19,208	824	27,034	408	15,257	595	21,272	152,221	25,692	22,016	72,514	30,754	26,722	21,849
TOTAL	6,275	137,361	5,620	208,730	5,686	111,738	4,157	170,800	1,176,459	328,585	37,028	588,642	298,416	271,944	240,117

Huddleston, As of 01/2003 with Strip Pricing (1/10/03)

	WI Production				Net Production
	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Oil mbbl	Gas mmcf	NGL mbbl	Gas Eqv. mmcfe	Gross Revenue M$CDN	Operating Cost M$CDN	Equity Invst M$CDN	Net Cashflow M$CDN	DFNR 10% M$CDN	DFNR 12% M$CDN	DFNR 15% M$CDN
PDP	4,756	90,617	3,838	142,179	4,337	73,856	2,848	116,967	836,291	268,175	1,394	408,429	238,678	222,042	201,706
PNP	578	13,614	503	20,101	511	10,966	360	16,189	112,272	33,568	8,915	48,012	26,594	24,246	21,326
PBP	145	9,743	284	12,318	126	8,085	233	10,237	71,562	15,073	5,009	38,151	18,630	16,942	14,875
PUD	480	18,959	821	26,761	405	15,033	594	21,026	156,029	27,904	22,074	72,704	33,464	29,484	24,619
TOTAL	5,959	132,933	5,446	201,360	5,378	107,939	4,035	164,418	1,171,403	341,985	37,391	565,809	317,356	292,714	262,526

Appendix 2
Comparable M&A Transactions

Selected Acquisitions in Mid-Continent & Permian Basin

Date	Buyers	Sellers	O&G Reserve Value (US $MM)	Oil Reserves (MMBbls)	Gas Reserves (BCF)	Oil Production (MMBbls)	Gas Production (BCF)	Implied Reserve Value ($/MCFE)	Implied Value per Daily Mcfe Produced	Gas Mix of Reserves	R/P	Key Assets
01/13/03	Unit Corporation/Unit Petroleum Co.	Undisclosed	$12.5	0.2	15.9	0.0	0.8	$0.74	$5,432	94%	20.6	73 producing oil and gas wells located in Hemphill County, TX
11/25/02	Chesapeake Energy Corp.	ONEOK Inc./ONEOK Resources Company	$275.0	2.0	188.0	0.2	16.1	$1.38	$5,849	94%	11.7	Natural gas and oil reserves in Oklahoma, Kansas, and Texas
11/19/02	Anadarko Minerals, Inc./Dutch Petroleum L.L.C./Exploration Associates II, LLC	Southwestern Energy Co.	$26.9	1.9	30.7	0.1	1.5	$0.64	$4,306	73%	18.4	Oil and gas assets in the Sho-Vel-Tum, Anadarko areas and th Sooner Trend
11/15/02	Quicksilver Resources Inc.	Enogex Corporation	$32.0	0.0	46.0	0.0	3.1	$0.70	$3,744	100%	14.8	Natural gas assets in the Antrim shale formation in Michigan
11/06/02	Patina Oil & Gas Corporation	Bravo Natural Resources	$119.0	2.2	119.7	0.1	5.1	$0.90	$7,955	90%	24.3	E&P properties in Anadarko Basin of Texas and Oklahoma.
09/18/02	Nuevo Energy Company Partners	Athanor Resources, Inc./Yorktown Energy Partners	$102.1	0.5	97.0	0.0	7.1	$1.02	$5,091	97%	13.7	Pakenham Field; Wolfcamp, Inc./Yorktown Energy Thrusted Wolfcamp, and Strawn formations
07/25/02	Chesapeake Energy Corp.	EnCana Corp./Enogex Corporation/Focus Energy Corp./OG&E Corporation/Williams Companies, Inc. (The)	$168.0	0.8	120.0	0.1	9.8	$1.34	$6,012	96%	12.2	Privately-held Focus Energy Corp. and other gas weighted assets in the Mid-Continent region
04/22/02	Chesapeake Energy Corp.	Canaan Energy Corp.	$116.6	1.4	86.7	0.2	6.9	$1.23	$5,292	91%	11.8	Natural gas assets primarily located in the Mid-Continent region
04/09/02	Pioneer Natural Resources Co.	CIG Production Co., L.P./Colorado Interstate Gas Company/El Paso Corporation	$113.0		96.9		7.3	$1.17	$5,635	100%	13.3	23% interest in West Panhandle gas field Texas and the related West Panhandle field gathering system
12/04/01	Chesapeake Energy Corp.	Sapient Energy Corp.	$126.6	6.4	104.4	0.4	6.5	$0.89	$5,275	73%	16.2	Natural gas producing assets in Anadarko Basin of Oklahoma
12/04/01	Chesapeake Energy Corp.	RAM Energy, Inc.	$72.0	1.0	62.6	0.1	4.7	$1.05	$5,034	91%	13.1	Producing natural gas assets in the Anadarko Basin of Oklahoma
12/04/01	Chesapeake Energy Corp.	Undisclosed	$41.4	0.5	35.0	0.1	3.2	$1.10	$4,269	93%	10.6	Producing natural gas assets in the Anadarko Basin of Oklahoma
08/13/01	Magnum Hunter Resources, Inc.	Mallon Resources Corp.	$28.1	1.9	30.5	0.2	0.9	$0.67	$5,510	73%	22.6	Oil and gas assets in New Mexico
06/25/01	KCS Energy, Inc.	Undisclosed	$24.7	0.2	18.6	0.0	2.0	$1.26	$4,293	95%	9.2	Oil and gas assets in Victoria County, Texas
01/03/01	3TEC Energy Corp.	Classic Resources Inc.	$53.5	0.3	45.1	0.0	3.9	$1.14	$4,858	96%	11.7	Oil and gas reserves in East Texas
12/29/00	Newfield Exploration Co.	Lariat Petroleum, Inc.	$312.8	10.7	192.0	0.7	16.4	$1.22	$5,548	75%	12.4	Oil and natural gas assets primarily in Oklahoma's Anadarko Basin
12/06/00	Cross Timbers Oil Co.	Herd Producing Co.	$111.9	2.0	162.8	0.1	3.1	$0.64	$11,345	93%	48.9	Gas producing properties in East Texas and Louisiana
10/03/00	Cortez Oil & Gas, Inc.	Home-Stake Oil & Gas Company	$50.6	5.7	42.8	0.4	2.1	$0.66	$4,220	56%	17.5	U.S. oil and gas assets in Oklahoma, Montana, New Mexico and Texas
08/02/00	Dominion Exploration & Production	DDD Energy/Seitel, Inc.	$16.9	4.5	58.0	0.0	2.0	$0.20	$3,115	68%	42.3	Interest in three South Texas producing properties
06/30/00	Chesapeake Energy Corp.	Gothic Energy Corp.	$325.0	1.9	289.2	0.2	28.0	$1.08	$4,060	96%	10.3	Mid-continent gas reserves
06/14/00	Apache Corp.	Collins & Ware Inc.	$291.8	27.6	336.3	1.5	14.6	$0.58	$4,563	67%	21.5	Permian basin reserves
06/14/00	Chesapeake Energy Corp.	Undisclosed (three deals or parties)	$22.0	0.0	33.0	0.0	3.6	$0.67	$2,231	100%	9.2	Arkoma basin reserves
04/03/00	Cross Timbers Oil Co.	Lehman Brothers Holding Co.	$111.0	0.0	110.0	0.0	10.0	$1.01	$4,043	100%	11.0	50% stake from Lehman Brothers Holdings Inc.
03/22/00	Power Exploration, Inc.	Pepin Oil Co.	$18.4	0.4	27.8	0.2	1.2	$0.61	$3,022	92%	13.6	Pepin Oil Co.
02/29/00	EXCO Resources Inc.	Undisclosed	$12.2	0.0	19.8	0.0	1.3	$0.62	$3,534	100%	15.9	Oil and gas assets located in Val Verde County, Texas
02/25/00	Falcon Creek Resources Inc./Undisclosed private company	Cross Timbers Oil Co./XTO Energy, Inc.	$65.3	2.6	70.0	0.2	4.8	$0.76	$3,972	82%	14.2	Producing properties in Crockett County, Texas and Lee County, New Mexico
12/07/99	Chesapeake Energy Corp.	Ward Petroleum Corp.	$34.8	4.1	36.6	0.4	3.7	$0.57	$2,075	60%	10.0	Chitwood Field in southern Oklahoma
11/22/99	Beta Oil & Gas, Inc.	Red River Energy LLC	$23.4	0.5	22.5	0.1	1.8	$0.92	$4,064	88%	12.1	Red River Energy, Inc.

Selected Acquisitions in Mid-Continent & Permian Basin

Date	Buyers	Sellers	O&G Reserve Value (US $MM)	Oil Reserves (MMBbls)	Gas Reserves (BCF)	Oil Production (MMBbls)	Gas Production (BCF)	Implied Reserve Value ($/MCFE)	Implied Value per Daily Mcfe Produced	Gas % of Reserves	R/P	Key Assets
08/02/99	Cross Timbers Oil Co./Lehman Brothers Holding Co.	Ocean Energy, Inc.	$235.3	0.0	201.9	0.0	20.1	$1.17	$4,273	100%	10.1	Natural gas producing properties in Arkoma basin
07/02/99	3TEC Energy Corp.	Middle Bay Oil Company, Inc.	$24.6	2.1	23.3	0.3	1.9	$0.68	$2,677	65%	10.7	representing 52% of the fully diluted common equity of Middle
06/25/99	Undisclosed (two deals or parties)	Brigham Exploration Co.	$17.1	2.5	21.2	0.1	0.6	$0.48	$6,119	59%	35.3	Non-operated interests in Chitwood and Red Deer Creek
05/18/99	Cross Timbers Oil Co./Lehman Brothers Holding Co.	Spring Holding Company	$213.0	0.4	261.4	0.0	23.9	$0.81	$3,223	99%	11.0	Proved developed natural gas producing properties in Arkoma basin
05/17/99	Prize Energy Corp.	Pioneer Natural Resources	$195.0	24.6	212.0	2.4	21.6	$0.54	$1,977	59%	10.0	400 onshore fields
12/14/98	ONEOK Inc.	Magnum Hunter Resources, Inc.	$102.0	5.4	67.9	0.4	6.4	$1.02	$4,402	68%	11.8	A 31% equity interest in Magnum Hunter Resources, Inc.
11/25/98	Magnum Hunter Resources, Inc./ONEOK Inc./Undisclosed	Unocal Corp.	$36.0	0.9	48.6	0.1	5.3	$0.67	$2,212	90%	9.1	Natural gas reserves from producing fields located in Oklahoma and Texas
11/19/98	ONEOK Inc.	St. Mary Land & Exploration Co.	$22.2	0.2	35.7	0.0	2.1	$0.60	$3,650	97%	16.8	Natural gas properties in Beckham and Roger Mills counties, Oklahoma
10/20/98	Cross Timbers Oil Co.	Undisclosed	$31.6	0.3	40.8	0.0	4.4	$0.74	$2,633	96%	9.7	Producing properties in northwest Oklahoma and the San Juan Basin of New Mexico
07/28/98	Questar Corp.	HS Resources, Inc.	$153.0	5.0	120.0	0.3	11.7	$1.02	$4,118	80%	11.0	Proved oil and gas properties in the Anadarko and Arkoma basins of Oklahoma and in Texas
05/29/98	Pogo Producing Company	Arch Petroleum Inc.	$96.1	5.9	75.0	0.7	5.5	$0.87	$3,723	68%	11.7	Oil and gas properties in West Texas and Permian Basin
04/16/98	Middle Bay Oil Company, Inc.	Service Drilling Company, L.L.C.	$11.1	0.3	12.0	0.0	0.8	$0.81	$4,213	88%	13.9	Producing oil and gas properties in Oklahoma and the Texas Panhandle
03/10/98	RAM Energy, Inc.	Carlton Resources Corp.	$28.9	0.9	29.7	0.1	1.9	$0.83	$4,509	85%	14.9	Carlton Resources Corp.
02/27/98	Queen Sand Resources Inc.	J.P. Morgan	$150.0	3.7	127.7	0.5	12.8	$1.00	$3,510	85%	9.6	Non-operated royalty and net profits overriding royalty interests
01/13/98	Chesapeake Energy Corp.	EnerVest Management Co. L.C.	$38.0	0.7	38.7	0.0	4.3	$0.88	$3,082	90%	9.6	Oil and gas reserves in the Anadarko Basin
12/18/97	Undisclosed	HarCor Energy, Inc.	$13.5	1.6	9.7	0.1	1.1	$0.70	$3,042	50%	12.1	Oil and gas reserves in New Mexico, Texas, Alabama and Louisiana
11/25/97	Gothic Energy Corp.	Amoco Corp.	$239.5	1.5	219.8	0.2	22.1	$1.05	$3,804	96%	10.0	Producing natural gas properties, located in the Anadarko and Arkoma Basins of Oklahoma
11/17/97	Southern Mineral Corp.	Amerac Energy Corp.	$23.5	1.4	24.7	0.2	2.3	$0.72	$2,651	75%	10.1	Oil and gas properties in Texas and Oklahoma
11/14/97	Sheridan Energy Inc.	Pioneer Natural Resources Co.	$49.0	1.3	42.1	0.1	3.0	$0.98	$5,323	84%	15.0	Various working interests in 436 gross wells (179 net) in OK, TX, LA
10/23/97	ONEOK Inc.	Washita Production Company	$20.0	0.2	21.9	0.0	1.5	$0.87	$4,345	95%	13.9	Washita Production Co. and various limited partnership interests
10/22/97	Chesapeake Energy Corp.	AnSon Production Corporation	$36.0	0.8	25.5	0.1	2.6	$1.20	$4,380	85%	10.0	Western Oklahoma properties excluding New Mexico properties
07/08/97	Gothic Energy Corp.	HS Resources, Inc.	$27.5	1.9	39.1	0.1	2.2	$0.54	$3,718	77%	18.8	Interests in 251 producing properties in the Eddy and Chavez counties, NM and the Anadarko Basin, OK
04/24/97	KCS Energy, Inc.	Undisclosed	$17.0	0.2	13.0	0.0	1.5	$1.22	$3,978	93%	9.1	Interests in Langham Creek area and two other Texas Properties.
03/24/97	Cross Timbers Oil Co.	Burlington Resources Inc.	$31.6	0.2	35.4	0.0	2.0	$0.87	$5,816	97%	18.2	Producing properties and undeveloped acreage in OK, KS
02/28/97	Magnum Hunter Resources, Inc.	Burlington Resources Inc.	$143.5	15.3	99.9	0.9	9.4	$0.75	$3,520	52%	12.9	Interests in the Westbrook, Levelland/Slaughter, Lea County
01/10/97	Dominion Resources, Inc.	Wolverine Gas and Oil	$76.1	1.3	67.5	0.1	3.3	$1.02	$7,593	90%	20.6	Wolverine Gas & Oil
01/01/97	ONEOK Inc.	PSEC, Inc./PSPC, Ltd.	$21.1	0.2	21.0	0.0	1.8	$0.96	$3,895	95%	11.1	PSEC, Inc. and PSPC, Ltd.
		Total (1997-2003)	$4,759.7	157.6	4433.4	11.5	347.2	$0.88	$4,173	82%	12.9
		Total (2000-2003)	$2,536.2	74.5	2,341.9	4.6	158.6	$0.91	$4,974	84%	15.0

Selected Gulf Coast Acquisitions

Date	Buyers	Sellers	O&G Reserve Value (US $MM)	Oil Reserves (MMBbls)	Gas Reserves (BCF)	Oil Production (MMBbls)	Gas Production (BCF)	Implied Reserve Value ($/MCFE)	Implied Value per Daily Mcfe Produced	Gas % of Reserves	R/P	Key Assets
07/31/02	GE Capital/GE Structured Finance/Teal Hunter, L.P.	Magnum Hunter Resources, Inc.	$49.0	4.2	24.0	0.3	1.9	$1.00	$4,731	49%	12.9	Magnum Hunter's non-core oil and gas assets, which were acquired in the merger with Prize Energy
05/21/01	Undisclosed	Meridian Resource Corporation (The)	$33.0	4.9	16.0	0.5	1.0	$0.72	$3,042	35%	11.6	Oil and gas properties in the Gulf Coast—onshore region
01/25/01	Bellwether Exploration Co.	Bargo Energy Company	$213.8	32.8	84.4	3.0	7.3	$0.76	$3,112	30%	11.2	Oil and gas assets in the Permian Basin, Gulf Coast Onshore, East Texas, and Texas Panhandle
01/04/01	Prize Energy Corp.	Apache Corp.	$65.0	9.0	22.8	0.7	2.4	$0.85	$3,628	30%	11.8	Mid-continent and onshore Gulf Coast oil and gas properties
10/12/99	EnCap Investments L.C./Quantum Energy Partners, L.P./Undisclosed individual(s)/V&C Energy Limited Partnership	Texoil, Inc.	$32.5	6.4	20.8	0.6	2.0	$0.55	$2,270	35%	11.3	2.75MM shares of convertible preferred stock representing 45.6% ownership of the equity of Texoil
08/16/99	Denbury Resources, Inc.	Undisclosed	$13.3	6.0	0.0	0.6	0.0	$0.37	$1,466	0%	11.0	A tertiary recovery oil field (Little Creek)
05/17/99	Bargo Energy Company	Exxon Corp.	$10.0	4.6	0.0	0.4	0.0	$0.36	$1,560	0%	11.8	100% working interest in the Raccoon Bend field
03/09/99	Kerr-McGee Corp.	Sun Energy Partners LP	$43.1	3.8	19.5	0.3	2.4	$1.02	$3,851	46%	10.4	7.5 million publicly traded units (1.8% of all partnership interests)
01/05/98	Texoil, Inc.	Cliffwood Oil & Gas Corp.	$31.3	4.5	9.1	0.3	0.7	$0.87	$5,145	25%	16.0	Cliffwood Oil & Gas Corp.
11/25/97	Denbury Resources, Inc.	ChevronCorp.	$127.0	27.2	2.5	1.0	0.2	$0.77	$7,289	2%	26.0	Producing oil properties in the Heidelberg field, Jasper County, Mississippi
06/25/97	Middle Bay Oil Company, Inc.	Shore Oil Company	$13.5	1.0	5.5	0.2	0.3	$1.20	$4,094	49%	9.1	Oil and gas properties in Louisiana, Texas, Alabama and Mississippi.
05/20/97	Southern Mineral Corp.	BEC Energy Inc.	$14.0	1.7	3.6	0.1	0.3	$1.02	$4,479	26%	11.8	Various working interests in the Big Escambia Creek field, Escambia County, Alabama
04/07/97	Melrose Petroleum Group Limited	Pentex Energy plc	$20.3	6.5	8.1	0.3	0.6	$0.43	$3,341	17%	21.2	Oil and gas reserves onshore and offshore Gulf Coast.
04/01/97	Enron Corp.	Queen Sand Resources Inc.	$17.6	2.2	6.9	0.1	1.1	$0.87	$3,696	34%	11.5	A 33% minority stake in Queen Sand Resources
02/14/97	Vintage Petroleum, Inc.	Burlington Resources Inc.	$102.7	24.3	25.2	1.9	6.2	$0.60	$2,132	15%	9.7	Five Offshore Gulf of Mexico Fields; onshore fields—West Ranch, Luling/Darst Creek and Terryville
		Total (1997-2003)	$786.0	139.0	248.3	10.1	26.3	$0.73	$3,307	23%	12.5
		Total (2000-2003)	$360.8	50.9	147.2	4.5	12.5	$0.80	$3,346	33%	11.5

Selected Acquisitions in East Texas/North Louisiana

Amount Date	Buyers	Sellers	O&G Reserve Value (US $MM)	Oil Reserves (MMBbls)	Gas Reserves (BCF)	Oil Production (MMBbls)	Gas Production (BCF)	Implied Reserve Value ($/MCFE)	Implied Value Per Daily Mcfe Produced	Gas % of Reserves	R/P	Key Assets
12/17/02	Apache Corp.	Undisclosed private company	$235.0	3.7	156.0	0.8	20.1	$1.32	$3,478	88%	7.2	Natural gas weighted South Louisiana properties
09/30/02	Westport Resources Corporation	Smith Production Inc.	$119.0	2.3	62.3	0.3	8.8	$1.57	$4,113	82%	7.2	Nona Mills,Raywood,Ulrich,West Buna,and Felicia gas fields in Gulf Coast region of southeast Texas
03/18/02	ECM Acquisition Company/Santos Americas & Europe Corp./Santos Ltd.	Esenjay Exploration, Inc.	$22.0	0.5	15.3	0.1	6.6	$1.20	$1,097	83%	2.5	Oil and gas assets primarily in Texas and Louisiana
03/04/02	Samson Investment Co.	Petro Quest Energy, Inc.	$18.6	0.2	5.8	0.1	1.7	$2.55	$3,233	80%	3.5	Interest in the Valentine Field
12/13/01	Noble Affiliates, Inc./Samedan Oil Corp.	Aspect Energy/Aspect Resources LLC	$112.8	1.7	49.0	0.7	20.8	$1.91	$1,650	83%	2.4	Oil and gas assets in the Texas and Louisiana Gulf Coast—onshore regions
11/20/01	Santos Ltd./Undisclosed (several deals or parties)	Esenjay Exploration, Inc.	$28.5	1.4	15.5	0.5	0.6	$1.19	$2,989	65%	6.9	Oil and gas assets in the onshore Texas Gulf Coast
10/11/01	Mirant Corporation	Castex Energy	$102.0	2.9	78.7	0.4	11.4	$1.06	$2,686	82%	6.9	An interest in 18 producing fields as well as 206,000 acres of fee lands in south Louisiana
06/21/01	Penn Virginia Corporation	Synergy Oil & Gas, Inc.	$97.0	4.4	33.4	0.4	4.4	$1.63	$5,043	56%	8.5	onshore Gulf Coast gas-weighted reserves of privately-held Synergy Oil&Gas
10/25/00	Denbury Resources, Inc.	Undisclosed	$66.5	5.0	30.0	0.3	6.5	$1.11	$3,042	50%	7.5	Interest in three fields located in southwest Louisiana
07/18/00	Meridian Resource Corporation (The)	Shell Oil Co.	$164.2	8.0	58.2	1.3	8.7	$1.55	$3,606	55%	6.4	Stock repurchase
02/07/00	Newfield Exploration Co.	HeadingtonOilCo.	$141.4	1.5	104.7	0.1	12.1	$1.25	$4,038	92%	8.9	Three producing gas fields located in Hidalgo, Brooks and Kenedy counties
10/08/99	EEX Corporation	Tesoro Petroleum Corp.	$191.3	1.7	193.8	0.2	28.0	$0.94	$2,385	95%	7.0	Domestic E&P assets of Tesoro Petroleum Corp.
07/23/99	Institutional Investors/Public	Trans Texas Gas Corp.	$180.4	6.6	120.7	2.0	30.8	$1.13	$1,533	75%	3.7	TransTexas Gas Corporation
09/15/98	Energen Resources Corporation/Westport Oil and Gas Company, Inc.	TOTAL S.A.	$191.9	13.3	151.5	1.7	34.9	$0.83	$1,558	65%	5.1	TOTAL Minatome Corporation
08/03/98	Brammer-KeystoneEnergy, L.L.C.	Kelley Oil & Gas Corporation	$17.4	0.1	14.3	0.1	1.5	$1.16	$3,407	95%	8.1	All of Kelley's non-core assets in East Texas
07/06/98	Swift Energy Company	Sonat Inc.	$82.2	6.7	51.0	1.9	12.2	$0.90	$1,276	56%	3.9	Sonat's interests in the Brookel and field in Texas and the Masters Creek field area in Louisiana.
06/22/98	Forest Oil Corp.	AmocoCorp.	$14.6	0.0	17.0	0.0	2.0	$0.86	$2,691	100%	8.5	An additional interest in the Katy field, Texas
03/30/98	Meridian Resource Corporation (The)	ShellOilCo.	$252.9	13.1	104.5	2.5	18.7	$1.38	$2,738	57%	5.4	Shell's South Louisiana onshore properties
02/25/98	Cross Timbers Oil Co.	EEX Corporation	$263.7	2.1	237.5	0.3	27.2	$1.06	$3,294	95%	8.6	East Texas and North Louisiana properties
02/12/98	Optima Petroleum Corp.	American Explorer, L.L.C.	$12.4	0.3	8.9	0.1	3.0	$1.18	$1,346	84%	3.1	American Explorer, L.L.C.
02/09/98	Miller Exploration Company	Amerada Hess Corp./Undisclosed (several deals or parties)	$62.1	0.4	32.9	0.2	6.1	$1.76	$3,258	93%	5.1	Oil and gas reserves in Mississippi and Texas
10/27/97	Pioneer Natural Resources Co.	Electrafina S.A.	$60.7	0.0	43.0	0.0	6.6	$1.41	$3,357	100%	6.6	Reserves, gathering and processing facilities
07/07/97	Undisclosed	Bellwether Exploration Co.	$17.3	1.6	14.0	0.2	2.2	$0.74	$1,754	60%	6.5	117 of 179 fields originally purchased from Torch Energy Advisors Inc. in 4/97.
		Total (1997-2003)	$2,454.0	77.3	1598.0	14.1	274.7	$1.19	$2,493	78%	5.7
		Total (2000-2003)	$1,107.0	31.4	608.9	5.0	101.7	$1.39	$3,076	76%	6.1

Selected Acquisitions—Canada

Amount Date	Buyers	Sellers	O&G Reserve Value (US $MM)	Oil Reserves (MMBbls)	Gas Reserves (BCF)	Oil Production (MMBbls)	Gas Production (BCF)	Implied Reserve Value ($/MCFE)	Implied Value Per Daily Mcfe Produced	Gas % of Reserves	R/P
12/24/2002	Enerplus Resources Fund	PCC Energy Corp	$106.9	2.1	58.7	0.3	5.7	$1.50	$5,080	83%	9.3
12/24/2002	ARC Energy Trust	Undisclosed	$45.8	2.3	22.1	0.2	2.1	$1.28	$4,807	61%	10.3
5/31/2002	True Energy Inc.	GreshamResources Inc.	$7.5	0.2	12.7	0.0	1.3	$0.54	$1,994	90%	10.1
5/2/2002	Shiningbank Energy Income Fund	Undisclosed	$13.5	0.6	12.2	0.0	0.6	$0.85	$5,866	77%	19.1
3/5/2002	Addison Energy/EXCO Resources	Undisclosed	$27.2	1.7	20.6	0.2	1.9	$0.88	$3,137	67%	9.7
2/21/2002	Resources, Inc.	Ramarro Resources	$16.0	0.2	15.2	0.0	1.0	$0.99	$4,867	94%	13.3
11/28/2001	Advantage Energy Income Fund	Undisclosed private Canadian company	$35.3	0.5	28.0	0.1	2.4	$1.14	$4,294	90%	10.3
11/27/2001	Addison Energy/EXCO Resources	PrimeWest	$33.8	3.6	27.1	0.3	1.6	$0.69	$4,046	56%	16.0
7/11/2001	Undisclosed	Ventus Energy Ltd.	$54.4	0.0	69.8	0.0	4.3	$0.78	$4,600	100%	16.2
5/4/2001	EOG Resources, Inc.	Derrick Resources Inc.	$35.4	0.0	20.2	0.0	1.5	$1.75	$8,276	100%	13.1
2/28/2001	Shiningbank Energy Income Fund	Ionic Energy Inc.	$111.5	2.6	89.7	0.4	6.7	$1.06	$4,613	85%	12.0
2/27/2001	EXCO Resources Inc.	Addison Energy Inc.	$43.0	2.1	36.9	0.3	3.5	$0.87	$3,151	75%	10.0
11/29/2000	Vintage Petroleum, Inc.	Cometra Energy Ltd.	$35.4	2.4	39.8	0.2	4.4	$0.65	$2,240	73%	9.4
11/14/2000	Ionic Energy Inc./Richland Petroleum	Petro-Canada	$17.0	0.1	19.1	0.0	1.7	$0.86	$3,556	96%	11.4
10/19/2000	Burlington Resources Inc.	Petrobank Energy and Resources Ltd.	$54.3	1.1	39.9	0.1	3.5	$1.17	$5,082	86%	11.8
10/5/2000	Star Oil & Gas Ltd.	Place Resources Corp.	$54.2	5.6	45.0	0.5	2.7	$0.69	$3,663	57%	14.6
9/21/2000	Undisclosed	Triumph Energy Corporation	$9.6	0.2	9.1	0.0	0.9	$0.96	$3,658	90%	10.6
9/5/2000	Shiningbank Energy Income Fund	Undisclosed	$30.4	0.9	26.6	0.1	2.6	$0.96	$3,626	84%	10.4
8/8/2000	Enermark Income Fund	EBOC Energy Ltd.	$104.2	1.0	131.2	0.1	10.7	$0.76	$3,320	96%	12.0
8/1/2000	Real Resources Inc.	Prism PetroleumInc.	$13.2	0.4	23.3	0.1	2.0	$0.52	$2,116	91%	11.2
5/29/2000	NAL Oil & Gas Trust	Draig Energy Ltd.	$25.6	4.4	35.4	0.4	3.7	$0.42	$1,528	57%	10.1
4/12/2000	Interaction Resources Ltd.	Highland Energy Inc.	$21.7	1.7	17.1	0.3	1.0	$0.79	$2,999	63%	10.3
4/10/2000	Unocal Corp.	Northrock Resources Ltd.	$232.1	17.9	172.2	1.7	19.5	$0.83	$2,830	62%	9.4
3/28/2000	Thunder Energy Inc.	Undisclosed	$9.6	0.8	11.8	0.1	1.1	$0.59	$2,324	72%	10.7
2/17/2000	Enermark Income Fund	Pursuit Resources Inc.	$76.7	4.6	72.9	0.7	6.5	$0.76	$2,608	73%	9.4
11/1/1999	Carbon Energy Corporation	CEC Resources Ltd.	$11.7	0.5	15.7	0.1	1.5	$0.63	$2,296	84%	10.0
10/25/1999	Pengrowth Corp.	Renaissance Energy Ltd.	$37.2	1.7	38.2	0.2	4.1	$0.77	$2,665	79%	9.4
10/8/1999	Cabre Exploration Ltd.	Jet Energy Corp.	$33.8	1.7	29.3	0.2	2.0	$0.86	$3,805	74%	12.1
9/28/1999	Ventus Energy Ltd.	Undisclosed	$31.5	0.7	47.3	0.2	4.5	$0.61	$2,104	92%	9.4
9/24/1999	Undisclosed (six deals or parties)	Paladin Resources plc	$10.2	0.1	14.3	0.0	1.1	$0.69	$2,949	96%	12.0
8/11/1999	Grey Wolf Exploration Inc./Undisclosed	Abraxas Petroleum Corp.	$9.8	0.0	13.7	0.0	1.2	$0.72	$2,984	100%	11.4
7/14/1999	Undisclosed	Magin Energy Inc.	$17.0	0.0	32.6	0.0	2.9	$0.52	$2,155	100%	11.3
7/7/1999	Undisclosed (two deals or parties)	Ranger Oil Ltd.	$26.0	0.6	24.0	0.1	2.0	$0.94	$3,954	87%	11.5
7/1/1999	Undisclosed	Petro-Canada	$32.2	3.7	27.4	0.4	2.4	$0.65	$2,360	55%	10.0
6/8/1999	Merit Energy Ltd.	Belfast PetroleumInc.	$25.2	1.5	13.6	0.1	1.7	$1.11	$3,735	60%	9.2
3/29/1999	The Enerplus Group	Derrick Energy Corp.	$18.2	0.0	33.2	0.0	1.6	$0.55	$4,256	100%	21.2
3/26/1999	Quintana Minerals Canada Corp.	Ocean Energy, Inc.	$74.0	3.9	111.0	0.5	10.1	$0.55	$2,104	83%	10.5
2/4/1999	Undisclosed (several deals or parties)	Baytex Energy Ltd.	$56.3	1.7	62.3	0.2	6.3	$0.77	$2,806	86%	9.9
12/11/1998	ARC Energy Trust	Starcor Energy Royalty Fund	$79.2	8.7	75.0	0.6	6.9	$0.62	$2,770	59%	12.2
11/2/1998	Poco Petroleums Ltd.	Pan East Petroleum Corp.	$78.8	0.9	100.0	0.1	7.2	$0.75	$3,775	95%	13.9
10/1/1998	Petro-Canada	Undisclosed	$27.9	0.5	25.0	0.0	2.7	$1.00	$3,692	89%	10.0
8/14/1998	Fund	WestCastle Energy Trust	$80.3	12.0	120.4	0.9	11.4	$0.42	$1,738	63%	11.4
4/13/1998	Canadian 88 Energy Corp.	Undisclosed	$17.3	0.4	30.0	0.1	2.7	$0.54	$2,059	93%	10.5
1/7/1998	Northrock Resources Ltd.	Paragon PetroleumCorp.	$81.8	5.6	68.3	0.5	7.8	$0.80	$2,795	67%	9.6
11/5/1997	Rigel Energy Corp.	Undisclosed	$27.7	0.0	39.3	0.0	3.7	$0.71	$2,764	100%	10.8
10/30/1997	Phillips Petroleum Co.	Pennzoil Company	$89.4	0.0	130.0	0.0	10.0	$0.69	$3,277	100%	13.1
9/11/1997	Rio Alto Exploration Ltd.	Seagull Energy Corp.	$185.0	6.6	321.6	0.3	18.7	$0.51	$3,291	89%	17.6
8/5/1997	Calahoo PetroleumLtd.	Gulf Canada Resources Ltd.	$17.7	0.0	40.8	0.0	3.8	$0.43	$1,708	100%	10.8
6/27/1997	Tarragon Oil & Gas Ltd.	NuGas Ltd.	$47.3	0.6	86.8	0.0	7.4	$0.52	$2,301	96%	12.1
35583	Berkley PetroleumCorp.	Optima PetroleumCorp.	$11.6	0.3	15.3	0.0	1.6	$0.68	$2,360	89%	9.6
4/10/1997	OPTUS Natural Gas Income Fund	Saskatchewan Power Corporation	$14.9	0.1	32.6	0.0	3.0	$0.45	$1,744	99%	10.5
3/17/1997	APF Energy Inc.	Bayridge Resources Ltd.	$16.2	1.0	15.0	0.1	1.4	$0.78	$2,819	72%	9.9
2/5/1997	Olympia Energy Inc.	Undisclosed	$10.1	0.6	13.4	0.1	1.3	$0.60	$2,110	80%	9.7
2/5/1997	Enermark Income Fund	Quest Oil & Gas, Inc.	$48.4	7.9	58.4	0.3	3.3	$0.46	$3,345	55%	20.1
1/20/1997	WestCastle Energy Trust	Northrock Resources Ltd.	$32.9	0.7	73.4	0.0	4.8	$0.43	$2,383	95%	15.4
1/13/1997	Starcor Energy Royalty Fund	Harbour PetroleumCo. Ltd.	$21.2	0.0	43.3	0.0	2.8	$0.49	$2,748	100%	15.2
		Total (1997-2002)	$2,485.1	118.7	2807.5	10.9	234.8	$0.71	$3,021	80%	11.7
		Total (2001-2002)	$530.3	15.9	413.1	1.8	32.6	$1.04	$4,450	81%	11.7

Appendix 3
Supplemental Information: Implied M&A
Transaction Valuation-SEC Case

        At the request of Cerberus, Herold computed an implied M&A Transaction Valuation using EXCO's proved reserves determined as of January 1, 2003 in accordance with SEC parameters. This analysis is being provided as supplemental information and not part of Herold's Conclusion.

Implied Valuation Based on Proved Reserves-SEC Case

	Proved Reserves (bcfe)		Proved Reserves Profile (SEC Case)
Region	EXCO SEC(1)	Huddleston SEC(2)	R/P	Gas Mix	% PDP	Herold Transaction Multiple(4)	Herold Implied Value
Permian	83.4	83.4	16.5	84.5%	NA	$0.90	$75.1
Gulf Coast	52.3	48.0	12.5	33.9%	NA	$0.75	$36.0
E. TX/N.LA	23.2	9.5	6.4	68.6%	NA	$1.20	$11.3
Mid-Continent	25.8	25.8	14.2	69.2%	NA	$0.90	$23.2
Rockies	37.1	37.1	14.1	52.4%	NA	$0.80	$29.7

Total US	221.9	203.8	15.3	63.8%	67%		$175.3
Canada	166.2	166.2	11.7	64.8%	72%	$1.00	$166.2

Total EXCO	388.0	370.0	13.5	64.2%	69%		$341.5

(1)
EXCO's SEC reserves do not include proved Canadian Reserves attributable to the NCE acquisition closed in January 2003 and do not include certain adjustments made by Huddleston.

(2)
Huddleston SEC Case reflects an approximate 18.1 Bcfe downward adjustments in ETX/NLA and Gulf Coast derived from Bank Case.

Implied Valuation Based on Daily Production-SEC Case

	Daily Production (Mcfe/d)
Region	EXCO SEC(1)	Huddleston SEC(1)	Herold Transaction Multiple	Herold Implied Value
Permian	13,867		$5,500	$76.3
Gulf Coast	9,745		$4,000	$39.0
E. TX/N.LA	4,023		$4,000	$16.1
Mid-Continent	4,987		$4,000	$19.9
Rockies	7,223		$3,500	$25.3

Total US	39,844			$176.6
Canada	38,856		$4,000	$155.4

Total EXCO	78,700			$332.0

(1)
The Huddleston adjustments do not appear to have a significant impacct on 03 production.

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  Exhibit (c)(iv)
INTRODUCTION
DESCRIPTION OF OPERATIONS
EXCO Recent History of Significant Acquisitions (1999-2002)
EXCO-US ($US)
EXCO-Canada (Addison)($C)
Implied M&A Transaction Valuation
EXCO's Proved Reserves in Permian Basin
EXCO's Proved Reserves in Gulf Coast
Exco's Proved Reserves in East Texas/North Louisiana
EXCO's Proved Reserves in Mid-Continent
EXCO's Proved Reserves in Rockies (including D-J Basin)
EXCO's Proved Reserves in Canada
SUMMARY RESULTS
JSH Conclusion
APPENDIX 1 DCF SUMMARIES—US AND CANADA
EXCO Resources US Assets Huddleston, As of 01/2003 with JSH Pricing
EXCO Resources US Assets Huddleston, As of 01/2003 with Flat Pricing
EXCO Resources US Assets Huddleston, As of 01/2003 with Madison QPP 4thQ02 Pricing
EXCO Resources US Assets Huddleston, As of 01/2003 with Strip Pricing (1/10/03)
EXCO Resources Canadian Assets
Appendix 2 Comparable M&A Transactions
Appendix 3 Supplemental Information: Implied M&A Transaction Valuation-SEC Case